Exhibit 10.18

Amended as of December 8, 2005

ALCAN INC STOCK PRICE APPRECIATION UNIT PLAN

THE PLAN

1.         PURPOSE

The purposes of the Plan are to provide a means for encouraging key employees to obtain an increased proprietary interest in the enterprise and an additional incentive to further its growth and development and to assist the Company in retaining and attracting executives with experience and ability.

The Plan provides for the granting to key employees of the Company and its Subsidiaries of Stock Price Appreciation Unit (''SPAU'') on terms and subject to the conditions set forth in this Plan. The Committee which administers the Plan may determine in its sole discretion which employees of the Company and its Subsidiaries are eligible to be granted SPAUs.

2.         Definitions

"Alcan Group" means the Company together with its consolidated subsidiaries and other companies in which the Company owns, directly or indirectly, less than 50% of the voting stock but has significant influence over management;

"Board of Directors" means the Board of Directors of the Company;

"Change of Control Event" means any of the following:

1.   the acquisition of direct or indirect beneficial ownership of 50% or more of the Shares of the Company by any person or group of associated persons acting together or jointly and in concert;

2.   any amalgamation, merger, arrangement, reorganization or consolidation (or substantially similar transactions or series of transactions) in respect of the Company, other than where (a) the Shares of the Company after the transaction would continue to represent two-thirds or more of the combined voting securities of the resulting entity, without a concurrent substantial change in the composition of the Company's Board of Directors, or (b) it is effected for the purpose of implementing a recapitalization of the Company, without there also occurring an acquisition of direct or indirect beneficial ownership of 20% or more of the Shares of the Company by any person or group of associated persons acting together or jointly and in concert;

3.   the approval by the Company's Shareholders of a plan for the complete or effective dissolution of the Company;

4.   the issuance by the Company of Shares in connection with an exchange offer acquisition if such issuance results in the Shareholders holding less than two-thirds of the combined voting securities of the resulting entity and there is a concurrent substantial change in the composition of the Company's Board of Directors;

5.   the sale of all or substantially all of the assets of the Company, other than (a) to an owner or owners of at least two-thirds of the Company's Shares, or (b) in a manner so that the acquirer is thereafter controlled as to at least two-thirds of its voting securities by the owner or owners of at least two-thirds of the Company's Shares, provided in each case that there is no concurrent substantial change in the composition of the Company's Board of Directors;

6.   the completion of the corporate approvals necessary on the part of the Company to give effect to any amalgamation, merger, arrangement, reorganization, continuance or consolidation (or substantially similar transactions or series of transactions) in respect of the Company pursuant to which the Company will not survive as a stand-alone publicly-traded corporation - without limitation the Company shall be deemed not to have survived as a stand-alone publicly-traded corporation if (a) there is no longer a liquid market for the Shares on the Toronto or New York stock exchanges, (b) more that 50% of the Shares become held by any person or group of associated persons acting together or jointly and in concert, or (c) the Company becomes a subsidiary of another corporation; or

7.   any occurrence pursuant to which individuals who were the incumbent Directors on 1 November 2005 cease for any reason to constitute at least two-thirds of the Company's Board, provided that any individual who became a Director subsequently whose election or appointment was approved by at least two-thirds of the incumbent Directors shall also be considered to be an incumbent Director, but further provided that no individual elected or appointed initially as a result of an actual or threatened proxy contest or solicitation of proxies or in connection with amalgamation, merger, arrangement, reorganization, consolidation or share exchange acquisition transaction (or substantially similar transactions or series of transactions) shall be deemed to be an incumbent Director.

For the purposes hereof a substantial change in the composition of the Company's Board of Directors shall be any change involving the departure of at least three Directors or any other change pursuant to which the Directors in office prior thereto cease to constitute at least two-thirds of the members of the Board.  In addition, any "change of control event" which occurs for the purposes of a change of control agreement in force between the Company and an employee of the Company or one of its subsidiaries as of the date hereof shall be deemed to be a Change of Control Event hereunder in relation to that employee.

The Chairman of the Committee may, in order to protect the interests of the Optionees if in his reasonable judgement a Change of Control Event has become imminent but has not yet occurred, declare that a Change of Control Event has occurred in relation to the Plan to enable the Optionees to exercise their Options.

"Committee" means those members of the Personnel Committee of the Board of Directors who are not employees of the Company or of any Subsidiary;

"Common Share" or "Share" means a Common Share of the Company;

"Company" means Alcan Inc;

"Director" means a Director of the Company;

"Effective Date" means the date on which a SPAU is granted or any subsequent date so designated by the Committee at the time the SPAU is granted;

"Executive" means a person who has been or is to be granted a SPAU;

"Market Value" means the average of the high and low prices of Shares on The Toronto Stock Exchange on the relevant day, or if two or more sales of Shares shall not have been reported for that day, on the next preceding day for which there have been two or more reported sales;

"Plan" means the Alcan Inc Stock Price Appreciation Unit Plan adopted by the Company on 27 of  September 2001, as amended from time to time;

"Retirement" means (unless otherwise determined by the Committee):

(i)    retirement in accordance with the provisions of those employee benefit plans of the Company or any Subsidiary covering the Executive, or

(ii)   if the Executive is not covered by any such plan, as determined by the Committee, or

(iii)  the placing of a terminated Executive on the Company's non-active payroll in order to permit such Executive to attain early retirement age.

"SPAU" means a right to receive from the Company cash in an amount equal to the excess of the Market Value of a Share on the date of exercise of a SPAU over the Market Value of a Share as of the date of the grant of such SPAU;

"SPAU Period" has the meaning set out in paragraph 7 below;

"Subsidiary" means any company in which the Company owns, directly or indirectly, more than 50% of the voting stock;

"Waiting Period" means a period of at least three months commencing on the Effective Date and such additional period, if any, as may be established by the Committee at the time of the grant of the SPAU, such additional period to be subject to such terms and conditions, including conditions for the earlier termination of such additional period, as the Committee may determine.

3.         Administration

The Plan shall be administered by the Committee. The Committee shall have full and complete authority to interpret the Plan and to prescribe such rules and regulations and make such other determinations as it deems necessary or desirable for the administration of the Plan.

The Committee shall determine the grant of SPAU as set out in paragraph 5 below.

4.         Eligibility

In order to be eligible for the grant of SPAUs by the Committee as provided herein, a person must be an employee of the Company or one of its Subsidiaries.

No member of the Committee shall be eligible to participate in the Plan nor shall have been eligible so to participate within the one-year period immediately prior to membership on the Committee.

5.         Grant of SPAUs

The Committee shall from time to time designate the Executives as well as the number of SPAUs to be covered by each grant and shall fix the Effective Date of the SPAU. Any Executive may hold more than one SPAU.

6.         Exercise of a SPAU

A SPAU may be exercised in the manner prescribed by the Committee in whole at any time or in part from time to time during the SPAU Period or in such amounts and at such times during the SPAU Period as the Committee may determine.

7.         SPAU Period

Each SPAU shall be exercisable by the Executive during a period ("SPAU Period") established by the Committee at the time the SPAU is granted which shall commence after the Waiting Period and shall terminate not later than ten years after the Effective Date, except that:

7.1       in the case of certain Executives who are, or may be deemed to be, insiders of the Company in accordance with any applicable law, the Waiting Period shall not be shorter than the period prescribed by such law;

7.2       subject to the SPAU Period stated above, the SPAU Period shall terminate not later than five years after the earlier of:

(a)        the death of the Executive, and

(b)        the Retirement of the Executive; and

7.3       the SPAU Period shall (unless otherwise determined by the Committee) terminate immediately upon the resignation of the Executive or other termination (except if paragraph 7.2 applies) of employment of the Executive by the Company.

In the case of death, the Executive's estate shall have the right to exercise the SPAUs at any time with respect to all or from time to time with respect to any portion of the SPAUs which the Executive had not previously exercised.

All rights under a SPAU unexercised in whole or in part at the termination of the SPAU Period shall be forfeited.

8.         Non-assignable

No SPAU or any interest therein shall be assignable by the Executive otherwise than by will or the laws of descent and distribution. During the life of the Executive, a SPAU shall be exercisable only by the Executive or the Executive's legal representative.

9.         Effects of Certain Transactions

In the event of any change in the outstanding Shares by reason of any stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of Shares or other similar corporate change, an equitable adjustment shall be made in the formula for determining cash payable upon the exercise of SPAUs. Such adjustment shall be made by the Committee and shall be conclusive and binding for all purposes of the Plan.

10.       Amendment and Termination

The Board of Directors may at any time and from time to time amend, suspend or terminate the Plan in whole or in part. No such amendment, suspension or termination may, without the consent of the Executive to whom SPAUs shall theretofore have been granted, adversely affect the rights of such Executive.

11.       Change of Control

Upon the occurrence of a Change of Control Event, all SPAUs shall become immediately exercisable and all Waiting Periods shall be waived, provided that Executives who are, or may be deemed to be, insiders of the Company in accordance with any applicable law shall be subject to such law.

12.       Insiders

Notwithstanding anything contained herein, if an Executive is, or becomes an insider of the Company for the purposes of any applicable law, the exercise of a SPAU is deemed, for the purposes of this Agreement and all aspects of the Executive's relationship with the Company, to be a disposal of a Share as if subject to trading restrictions under such law and corresponding Company's policies.